                                               --------------------------------
                                               \        OMB APPROVAL          \
                                               \------------------------------\
                                               \  OMB Number:      3235-0059  \
                                               \  Expires:  January 31, 2002  \
                                               \  Estimated average burden    \
                                               \  hours per response....13.12 \
                                               --------------------------------
                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                NCR Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                                  [NCR LOGO]

                         NOTICE OF 2000 ANNUAL MEETING
                              AND PROXY STATEMENT

                                                                 March 10, 2000

Dear NCR Stockholder:

    I am pleased to invite you to attend NCR's 2000 Annual Meeting of Stockholders on Thursday, April 27, 2000. The meeting will begin promptly at 9:30 a.m. local time in the Auditorium of NCR's World Headquarters Building located at 1700 S. Patterson Boulevard in Dayton, Ohio.

    This booklet includes the formal notice of the meeting and the proxy statement. The proxy statement tells you more about the agenda and procedures for the meeting. It also describes how the Board operates and gives information about our director candidates. A form of proxy for voting at the meeting and our 1999 annual report to stockholders are included with this booklet.

    I look forward to sharing more information with you about NCR at the annual meeting. If you plan to attend, please complete and return to NCR the meeting reservation request form printed on the back of this booklet.

    Your vote is important. Whether or not you plan to attend the annual meeting, I urge you to vote your proxy as soon as possible so that your stock may be represented at the meeting.

                                          Sincerely,

                                          /s/ Lars Nyberg
                                          Lars Nyberg
                                          Chairman of the Board and
                                          Chief Executive Officer

                            YOUR VOTE IS IMPORTANT

    Stockholders of record (also referred to as "registered stockholders") can vote one of three ways:

    (a) Via the Internet: Visit the web site listed on your proxy card to vote via the Internet.

    (b) By Telephone:     Call the toll-free number listed on your proxy card
                          to vote by phone.

    (c) By Mail:          Mark, sign, date, and mail your proxy card to our
                          transfer agent, American Stock Transfer and Trust
                          Company ("AST"), in the enclosed postage-paid envelope.

    If your shares are held in "street" name in the custody of a bank, broker or other holder of record (referred to as a "nominee"), that means your shares are registered in the name of the nominee. As a result, you will receive vot-ing instructions from your nominee. Some nominees, such as banks and brokers, may offer telephone and/or Internet voting.

                         ELIMINATE DUPLICATE MAILINGS

    The Securities and Exchange Commission's rules currently require us to provide an annual report to all stockholders who receive this proxy statement. If you are a registered stockholder and have more than one account in your name or have the same address as other registered stockholders, you may autho-rize NCR to discontinue mailings of multiple annual reports. If you do this, not only will you stop duplicate mailings, but you will also save the Company money. To discontinue mailings of multiple annual reports, please mark the designated box on the appropriate proxy card(s), or follow the prompts if you are a registered stockholder voting via the Internet.

    If you own your shares in street name, you may also eliminate multiple mailings of annual reports by contacting your nominee.

                     ELECTRONIC ACCESS TO PROXY MATERIALS

    Most stockholders may view future proxy statements and annual reports over the Internet rather than receiving paper copies in the mail. Please see page 2 of the proxy statement and your proxy and voting instruction card or contact your nominee for further information.

--------------------------------------------------------------------------------
          NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF NCR CORPORATION
--------------------------------------------------------------------------------

Time:

    9:30 a.m. Dayton time

Date:

    Thursday, April 27, 2000

Place:

    Auditorium at NCR's World Headquarters Building
    1700 S. Patterson Boulevard
    Dayton, Ohio 45479

Purpose:

  . Elect Class A directors to hold office for three-year terms and elect a Class B director to hold office for a one-year term;

  . Approve the appointment of PricewaterhouseCoopers LLP as independent accountants for 2000; and

  . Transact such other business as may properly come before the meeting and any adjournment or postponement of the meeting.

Other Important Information:

  . Registered stockholders of NCR common stock at the close of business on February 14, 2000, may vote at the meeting.

  . Your shares cannot be voted unless they are represented by proxy or you make other arrangements to have them represented at the meeting. Please vote your shares.

                                        By order of the Board of Directors,

                                        /s/ Laura K. Nyquist
                                        Laura K. Nyquist
                                        Corporate Secretary

March 10, 2000

NCR Corporation
1700 S. Patterson Blvd.
Dayton, Ohio 45479

                                PROXY STATEMENT
-------------------------------------------------------------------------------

GENERAL INFORMATION

    We are delivering these proxy materials to solicit proxies on behalf of the Board of Directors of NCR Corporation (which we refer to as "NCR," the "Company," "we," or "us"), for the 2000 Annual Meeting of Stockholders, in-cluding any adjournment or postponement. The meeting will be held at 9:30 a.m. Dayton time, on April 27, 2000, in Dayton, Ohio.

    We are mailing this proxy statement, together with a form of proxy and voting instruction card ("proxy card") and the Company's annual report for the year ended December 31, 1999, starting March 10, 2000, to stockholders enti-tled to vote at the meeting.

Stockholders Entitled to Vote at the Meeting

    If you are a registered stockholder at the close of business on the record date, February 14, 2000, you are entitled to receive this notice and to vote at the meeting. There were 93,807,058 shares of common stock outstanding on the record date. You will have one vote on each matter properly brought before the meeting for each share of NCR common stock you own.

How to Eliminate Duplicate Mailings

    If you have stock in multiple accounts or have the same address as other registered stockholders, you may receive more than one annual report. If you like, you may reduce the number of reports that you receive and save the Com-pany the cost of producing and mailing these extra reports. You may authorize us to discontinue mailing extra reports by marking the appropriate box on the proxy card for selected accounts, making sure that at least one account con-tinues to receive an annual report. Eliminating these duplicate mailings will not affect receipt of future proxy statements and proxy cards. To resume the mailing of an annual report to an account, please call the NCR stockholder services number: 1-800-NCR-2303 (1-800-627-2303).

    If you own NCR common stock beneficially through a nominee (such as a bank or broker) and receive more than one NCR annual report, please consider giving permission to your nominee to eliminate duplicate mailings.

Electronic Access to Proxy Materials and Annual Report

    This proxy statement and NCR's 1999 annual report are available on an Internet site at http://www.ncr.com/about_ncr/ir. Most stockholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail.

    If you are a registered stockholder, you can choose this option and save the Company the cost of producing and mailing these documents by following the instructions provided on your proxy card or following the prompt if you choose to vote over the Internet. If you hold your NCR stock in nominee name (such as through a bank or broker), check the information provided by your nominee for instructions on how to elect to view future proxy statements and annual re-ports over the Internet.

    If you are a registered stockholder and have chosen to view future proxy statements and annual reports over the Internet, you will receive an e-mail with instructions containing the Internet address of those materials approxi-mately six weeks before the annual meeting.

    Stockholders who hold their NCR stock through a nominee (such as a bank or broker) and who elect electronic access will also receive an e-mail containing the Internet address to use to access NCR's proxy statement and annual report.

How to Vote Your Shares

    Your vote is important. Your shares can be voted at the annual meeting only if you are present in person or represented by proxy. Even if you plan to attend the meeting, we urge you to vote in advance. If you own your shares in record name, you may cast your vote one of three ways:

  . Vote by Internet: You can choose to vote your shares at any time over the Internet site listed on your proxy card. This site will give you the opportunity to make your selections and confirm that your instructions have been followed. We have designed our Internet voting procedures to authenticate your identity by use of a unique control number found on the enclosed proxy card. If you vote via the Internet, you do not need to return your proxy card.

  . Vote by Telephone: You can also vote by phone at any time by calling the toll-free number (for residents of the U.S. and Canada) listed on your proxy card. To vote, enter the control number listed on your proxy card and follow the simple recorded instructions. If you vote by phone, you do not need to return your proxy card.

  . Vote by Mail: If you choose to vote by mail, simply mark your proxy card, and then date, sign, and return it to AST in the postage-paid en-velope provided.

    Stockholders who hold their shares beneficially in street name through a nominee (such as a bank or broker) may be able to vote by telephone or the Internet as well as by mail. You should follow the instructions you receive from your nominee to vote these shares.

How to Revoke Your Proxy

    You may revoke your proxy at any time before it is voted at the meeting by:

  . properly executing and delivering a later-dated proxy (including a tele-phone or Internet vote);

  . voting by ballot at the meeting; or

  . sending a written notice of revocation to the inspectors of election in care of the Corporate Secretary of the Company at the address listed above.

Voting at the Annual Meeting

    The method by which you vote will in no way limit your right to vote at the meeting if you later decide to vote in person at the meeting. If you hold your shares in street name, you must obtain a proxy executed in your favor from your nominee (such as a bank or broker) to be able to vote at the meet-ing.

    Your shares will be voted at the meeting as directed by the instructions on your proxy card, voting instructions or electronic proxy if: (1) you are entitled to vote, (2) your proxy was properly executed, (3) we received your proxy prior to the annual meeting; and (4) you did not revoke your proxy prior to the meeting.

The Board's Recommendations

    If you send a properly executed proxy without specific voting instruc-tions, your shares represented by that proxy will be voted as recommended by the Board of Directors:

  . FOR the election of the nominated slate of directors (see pages 8 to 10); and

  . FOR the approval of
    the appointment of PricewaterhouseCoopers LLP as the Company's indepen-dent accountants for 2000 (see page 15).

Voting Shares Held in Employee Savings Plans

    If you are a participant in the NCR Savings Plan, your proxy includes any NCR com-mon stock allocated to your plan account. The trustee of this plan will vote the number of shares allocated to your account according to your instructions. If you do not return your proxy representing your allocated shares in the NCR Savings Plan, the trustee will vote those shares in accordance with the terms of the plan.

    As you probably know, NCR was previously a wholly-owned subsidiary of AT&T Corp. ("AT&T") from 1991 until the end of 1996. On December 31, 1996, AT&T distributed all of its shares of NCR common stock to AT&T's stockholders, and NCR became a publicly-traded company. We refer to this transaction as the "spinoff." In 1996 and 1997, AT&T also spun off Lucent Technologies Inc. and sold AT&T Capital Corporation (now known as Newcourt Credit Group Inc.). As a result, you may hold shares of NCR common stock through other savings plans. If so, you may receive separate voting instructions and materials from those plans' administrators and your shares will be voted in accordance with the terms of each of those plans. Please sign and return those instructions promptly to be sure those shares are represented at the annual meeting.

Votes Required to Approve Each Item

    The presence at the meeting (in person or by proxy) of the holders of at least a majority of the shares outstanding on the record date, February 14, 2000, is necessary to have a quorum allowing us to conduct business at the meeting.

    The following votes are required to approve each item of business at the meeting:

  . Election of Directors: A majority of the votes cast at the meeting (in person or by proxy) is required to approve the election of the directors (Item 1).

  . Other Items: A majority of the votes cast at the meeting (in person or by proxy) is required to approve the other items of business (Item 2 and any other business).

    Broker "no-votes" and abstentions have no effect on the outcome of the vote for the election of directors or any other items. Broker "no-votes" occur when a nominee (such as a bank or broker) returns a proxy, but does not have the authority to vote on a particular proposal because it has not received voting instructions from the beneficial owner.

Annual Meeting Admission

    You may attend the meeting if you are a registered stockholder, a proxy for a registered stockholder, or a beneficial owner of NCR common stock with evi-dence of ownership. If you plan to attend the meeting in person, please com-plete and return to NCR's Corporate Secretary the meeting reservation request form printed on the back of this booklet. If you are not a registered stock-holder, please include evidence of your ownership of NCR stock with the form (such as an account statement showing you own NCR stock as of the record date). If you do not have a reservation for the meeting, you may still attend if we can verify your stock ownership at the meeting.

    We will include the results of the meeting in NCR's next quarterly report filed with the Securities and Exchange Commission ("SEC"). You may also find information on how to obtain a full transcript of the meeting in that quarterly report or by writing to NCR's Corporate Secretary at NCR Corporation, 1700 South Patterson Blvd., Dayton, Ohio 45479.

                                STOCK OWNERSHIP
-------------------------------------------------------------------------------

Ownership by Officers and Directors

    This table shows the NCR common stock beneficially owned by each executive officer named in the Summary Compensation Table found on page 20 and each non-employee director as of December 31, 1999. As of that date, Mr. Nyberg benefi-cially owned 1.09% of NCR common stock, and the directors and executive offi-cers as a group beneficially owned 1.99%. No other individual director or ex-ecutive officer beneficially owned 1% or more of NCR stock.

                                                                      Shares
                                                          Shares    Covered by
                                           Total Shares Covered By  Restricted
                                           Beneficially Exercisable   Stock
Name                                         Owned(1)   Options(2)   Units(3)
----                                       ------------ ----------- ----------
Lars Nyberg, Director and Officer.........  1,012,195      890,381    4,059
David Bearman, Officer....................     84,734       59,792        0
David Bohnett, Director...................      1,820            0        0
William Eisenman, Officer.................    175,987      172,845      681
Tony Fano, Officer........................    177,978      168,384      681
David Holmes, Director (4)................     11,268        9,473        0
Mark Hurd, Officer........................     77,042       74,741      420
Linda Fayne Levinson, Director (4)........     11,463        9,473        0
James Long, Director (4)..................      9,928        5,000        0
Ronald Mitsch, Director (4)...............     11,268        9,473        0
C.K. Prahalad, Director...................     12,760        9,473        0
James Robbins, Director (4)(5)............     12,568        9,473        0
William Stavropoulos, Director (4)........     12,268        9,473        0
Directors and Executive Officers as a
 Group (18 persons).......................  1,854,591    1,652,730    7,082

-----------
(1) Some of NCR's executive officers and directors own fractional shares of NCR stock. For purposes of this table, all fractional shares have been rounded to the nearest whole number.
(2) Of the total number of shares of NCR stock beneficially owned by the Company's executive officers and directors, this column shows those shares the officers and directors have the right to acquire through stock option exercises within 60 days after December 31, 1999.
(3) Of the total number of shares of NCR stock beneficially owned by the Company's executive officers and directors, this column shows those shares which may be acquired within 60 days of December 31, 1999, pursuant to vested restricted stock units awarded under NCR's employee incentive com-pensation plans.
(4) Upon election to the board, each director received an initial grant of NCR common stock with a value of $60,000 at the time of grant and was given the opportunity to defer immediate receipt of the grant. Certain directors elected to defer receipt of this grant. This table includes units based on NCR common stock equivalents for such directors as follows: (1) for Messrs. Holmes, Mitsch, and Robbins and Ms. Levinson, 1,795 units, and (2) 1,928 units for Mr. Long. These units are held in deferred stock accounts as set forth below under the caption "Compensation of Directors." These deferred stock accounts are paid in stock. In addition, some directors have also elected to receive some or all of their annual retainer as de-ferred NCR common stock equivalents. As a result of this election, these directors each received the following number of stock units in deferred stock accounts: Mr. Holmes (2,394 units); Mr. Long (917 units); Dr. Mitsch (1,810 units); Mr. Robbins (2,394 units); and Mr. Stav-ropoulos (2,394 units). These deferred stock accounts are paid in either cash or stock, as elected by the director. The table does not include the deferred retainer amounts held in these deferred stock accounts.
(5) Includes 300 shares held by Mr. Robbins' children for which he disclaims any beneficial interest.

Other Beneficial Owners of NCR Stock

    As of February 17, 2000, the following persons beneficially owned more than 5% of the Company's outstanding stock. The percentage of stock owned by such holders is based on the total outstanding shares of stock as of December 31, 1999.

                                                                         Percent
                                                           Total Number    of
Name and Address of Beneficial Owner                        of Shares     Class
------------------------------------                       ------------  -------
Dodge & Cox............................................... 6,879,056(1)    7.4%
One Sansome Street, 35th Floor
San Francisco, California 94104

Investors Group Financial Services........................ 5,296,450(2)    5.7%
447 Portage Avenue
Winnipeg, Manitoba R3C 3B6

David L. Cohen and Harold J. Levy......................... 5,001,800(3)    5.3%
c/o Iridian Asset Management LLC
276 Post Road West
Westport, Connecticut 06880-4704

-----------
(1) Based on the Schedule 13G, dated February 14, 2000, filed by Dodge & Cox with the SEC. According to this filing, Dodge & Cox, as an investment ad-viser, has sole power to dispose or direct the disposition ("dispositive power") of all of these shares, has sole power to vote or direct the vote ("voting power") over 6,277,025 shares, and has shared voting power over 60,400 shares.
(2) Based on information provided by Investors Group Financial Services ("IG") to NCR on February 17, 2000, IG has sole voting and dispositive power over all of these shares.
(3) Based on the Schedule 13G, dated February 7, 2000, filed with the SEC by David L. Cohen, Harold J. Levy, Iridian Asset Management LLC ("Iridian"), and other members of the Iridian group of companies and funds that are owned or controlled by Messrs. Cohen and Levy. According to this filing, Iridian has shared voting and shared dispositive power over 4,646,400 shares of NCR common stock. In addition, Messrs. Cohen and Levy are em-ployees of Arnhold & S. Bleichroeder Advisers, Inc., the investment ad-viser to First Eagle Fund of America, an open-end non-diversified mutual fund. Messrs. Cohen and Levy have voting and dispositive power over the 355,400 shares of NCR common stock held by First Eagle.

                      ELECTION OF THREE CLASS A DIRECTORS
                           AND ONE CLASS B DIRECTOR
                            (Item 1 on Proxy Card)
-------------------------------------------------------------------------------

    The Board of Directors is currently divided into three classes of direc-tors. Directors hold office for staggered terms of three years (or less if they are filling a vacancy) and until their successors are elected and quali-fied. One of the three classes is elected each year to succeed the directors whose terms are expiring. Class A directors will be elected at the annual meeting to serve for a term expiring at the annual meeting in the year 2003. The terms for the directors in Class B will expire in 2001. The Class C direc-tors' terms will expire in 2002.

    Proxies solicited by the board will be voted for the election of the nomi-nees, unless you withhold your vote on your proxy. The board has no reason to believe that these nominees will be unable to serve. However, if any one of them should become unavailable, the board may reduce the size of the board or designate a substitute nominee. If the board designates a substitute, shares represented by proxies will be voted for the substitute nominee.

    The board recommends that you vote FOR each of the following nominees for election as a director.

Class A--Nominees for Terms Expiring in 2003

    NCR's Board of Directors has proposed the following nominees for election as Class A directors at the annual meeting. Each of the nominees has consented to serve a three-year term.

    Lars Nyberg, 48, has been Chairman, Chief Executive Officer, and President of NCR since June 1, 1995. Before joining NCR, from 1993 to 1995, Mr. Nyberg was Chairman and Chief Executive Officer of the Communications Division for Philips Electronics NV, an electronics and electrical products company. He also served as a member of the Philips Group Management Committee during that time. In 1992, Mr. Nyberg was appointed Managing Director, Philips Consumer Electronics Division. From 1990 to 1992, he was Chairman and Chief Executive Officer of Philips Computer Division. Mr. Nyberg is a director of Sandvik AB based in Sweden. He became a director of NCR in 1995.

    David R. Holmes, 59, has been Chairman since 1990 and Chief Executive Of-ficer since 1989 of The Reynolds and Reynolds Company. Mr. Holmes also served as its President from 1989 to May 1999. He joined Reynolds and Reynolds, a pro-vider of information management systems and services to the automotive and general business markets, in 1984 as Senior Vice President of its Computer Systems Division. Mr. Holmes is a director of The Dayton Power & Light Compa-ny. He became a director of NCR on January 1, 1997.

    James O. Robbins, 57, has served as President and Chief Executive Officer of Cox Communications, Inc., a broadband communications company, since 1994. Prior to that time, he was President of the Cable Division of Cox Enterprises, Inc., from 1985 to 1994. Before joining Cox in 1983, he was Senior Vice Presi-dent of Operations, Western Region, for Viacom Communications, Inc. Mr. Robbins is a director of Cox Communications, Inc., and serves on the Advisory Board of Forstmann & Little. He became a director of NCR on January 1, 1997.

Class B--Nominee for Term Expiring in 2001

    In August 1999, the Board of Directors increased the number of directors on the board from eight to nine members. This action created a vacant board position. The board then elected David Bohnett as a Class B director to fill this vacancy until the 2000 annual meeting. The board has nominated Mr. Bohnett for election as a Class B director at the annual meeting, and he has consented to serve a one-year term expiring in 2001.

    David Bohnett, 43, served as Chairman and Secretary of GeoCities, Inc., which he founded, from 1994 until May 1999, when GeoCities merged with Yahoo!. From 1994 to 1998, Mr. Bohnett also served as GeoCities' Chief Executive Offi-cer and President. From 1994 to 1997, Mr. Bohnett also served as GeoCities' Chief Financial Officer. Prior to founding GeoCities, from 1990 to 1994, Mr. Bohnett served as Director of Product Marketing at Goal Systems International Inc., which merged with Legent Corp., a software company. Mr. Bohnett is a di-rector of NetZero, Inc., Stamps.com Inc. and other privately-held ventures. He became a director of NCR on August 10, 1999.

Directors Whose Terms of Office Continue

    The individuals listed below are currently serving as directors.

Class B--Terms Expiring in 2001

    Linda Fayne Levinson, 58, has been a principal with Global Retail Part-ners, a private equity investment fund investing in start-up and early-stage retail and electronic commerce companies, since 1997. From 1994 to 1999, she was also President of Fayne Levinson Associates, an independent consulting firm she founded that advised both major corporations and start-up entrepreneurial ventures in the areas of strategy, market, and corporate development. In 1993, Ms. Levinson was an executive with Creative Artists Agency Inc. From 1989 to 1992, she was a partner in the merchant banking operations of Alfred Checchi Associates, Inc. She is also a director of Administaff, Inc., Jacobs Engineering Group Inc., Exactis.com, Inc., GoTo.com, Inc., and CyberSource Corporation. Ms. Levinson became a director of NCR on January 1, 1997.

    James R. Long, 57, served as Executive Vice President for Northern Telecom Ltd. ("Nortel") and President of its Enterprise Networks business from 1991 until December 31, 1999. Mr. Long had worldwide responsibility for develop-ment, manufacturing, sales and marketing of Nortel's portfolio of voice commu-nication products and related solutions designed for enterprise customers. Prior to 1991, he was President of Nortel World Trade, Group Executive Asia, and Corporate Vice President of Quality. Before joining Nortel, Mr. Long spent 25 years with IBM Corporation in a variety of sales, marketing, and management capacities. He became a director of NCR on October 16, 1998.

Class C--Terms Expiring in 2002

    Ronald A. Mitsch, 65, was the Vice Chairman and Executive Vice President of Minnesota Mining and Manufacturing Company ("3M"), a global, diversified manufacturing company, from 1995 until November 1998. Dr. Mitsch was also 3M's Executive Vice President, Industrial and Consumer Markets and Corporate Serv-ices, from 1991 until November 1998. Dr. Mitsch was a director of 3M until May 1999. He currently serves as a director of Lubrizol Corporation, Material Sci-ences Corporation and WTC Industries, Inc., and serves on the Technology Advi-sory Board of B.F. Goodrich, Performance Materials. He became a director of NCR on January 1, 1997.

    C.K. Prahalad, 58, is the Harvey Freuhauf Professor of Business Adminis-tration at The University of Michigan. Professor Prahalad is a nationally rec-ognized specialist in corporate strategy and the role of top management in large, diversified, multi-national corporations. Since completing his D.B.A. at Harvard University, he has been a visiting research fellow at Harvard, a professor at the Indian Institute of Management and a visiting professor at the European Institute of Business Administration. He is also a director of OIS Optical Imaging Systems, Inc. and became a director of NCR on January 1, 1997.

    William S. Stavropoulos, 60, has been President and Chief Executive Offi-cer of The Dow Chemical Co., a chemical and plastics producer, since 1995. Mr. Stavropoulos became President of Dow Chemical in 1993, and was its Chief Operating Officer from 1993 to 1995. He was a Senior Vice President at Dow Chemical from 1991 to 1993 and President of Dow U.S.A. from 1990 to 1993. Mr. Stavropoulos is also a director of Dow Cor-ning Corporation, BellSouth Corporation and Chemical Financial Corporation. He became a director of NCR on January 1, 1997.

The Board of Directors

    The Board of Directors oversees the overall performance of the Company on your behalf. Members of the board stay informed of the Company's business through discussions with the Chairman and other members of management and staff, by reviewing materials provided to them, and by participating in board and committee meetings. The board met 6 times last year and held 16 committee meetings. On average, the directors attended 94% of the total board and com-mittee meetings held in 1999. Mr. Robbins attended 73% of the aggregate of to-tal board meetings and committee meetings for the committee on which he served in 1999.

Committees of the Board

    NCR's Board of Directors has four committees: the Audit and Finance Com-mittee, the Compensation Committee, the Committee on Directors, and the Execu-tive Committee.

Audit and Finance Committee

    This committee meets with management to review the adequacy of the Company's financial, accounting, and reporting control processes as well as the scope and results of audits performed by NCR's independent accountants and internal auditors. In addition, the Audit and Finance Committee serves as the principal agent of the board in assuring the independence of the Company's in-dependent accountants. The committee also:

  . reviews treasury matters such as NCR's financial condition and capital structure, pension and profit sharing plans, and NCR's risk management practices;

  . reviews NCR's capital appropriation plans and other significant invest-ing activities; and

  . recommends the appointment of the Company's independent accountants to the board.

Compensation Committee

    This committee reviews and approves NCR's compensation philosophy and pro-grams covering executive officers and key management employees as well as the competitiveness of NCR's total executive officer compensation practic-es. The committee also:

  . reviews the performance levels of NCR's executive officers;

  . determines base salaries and equity and incentive awards for NCR's exec-utive officers;

  . makes recommendations to the board concerning the directors' compensa-tion;

  . reviews NCR's executive compensation plans;

  . reviews management's proposals to make significant organizational changes or significant changes to existing executive officer compensa-tion plans; and

  . oversees NCR's plans for management succession.

Committee on Directors

    This committee establishes procedures for the selection, retention, and performance evaluation of directors; reviews board governance procedures; and reviews the Company's ethics and compliance program. The committee also re-views the composition of NCR's Board of Directors and the qualifications of persons identified as prospective directors, recommends the candidates to be nominated for election as directors, and, in the event of a vacancy on the board, recommends any successors. The Committee on Directors recommended this year's director nominations at its February 2000 meeting.

Executive Committee

    This committee has the authority to exercise all powers of the full Board of Directors, except that it does not have the power, among other things, to declare dividends, issue stock, amend the Bylaws when the Board is not in ses-sion, recommend to the stockholders any action that requires stockholder ap-proval, or approve any merger or share exchange which requires stockholder ap-proval. This committee meets between regular board meetings if urgent action is required.

                          BOARD COMMITTEE MEMBERSHIP
-------------------------------------------------------------------------------

                                                             Audit and Committee
                                      Executive Compensation  Finance     on
Name                                  Committee  Committee   Committee Directors
----                                  --------- ------------ --------- ---------
Lars Nyberg..........................      X*                               X
David Bohnett........................
David Holmes.........................                 X
Linda Fayne Levinson.................                 X                     X*
James Long...........................                             X
Ronald Mitsch........................      X          X*                    X
C.K. Prahalad........................      X                      X
James Robbins........................                             X
William Stavropoulos.................      X                      X*
Number of meetings in 1999...........      1          8           5         2

-----------
*Chair

Compensation of Directors

    Mr. Nyberg does not receive any extra pay for serving as a director on NCR's board. Each of NCR's non-employee directors receives an annual retainer of $30,000. The annual retainer for outside directors is payable for the year beginning on the date of NCR's annual meeting and ending on the day before the next such meeting. The retainer is payable quarterly in equal installments as long as the director is still serving on NCR's board. If a director resigns or is terminated, he or she will forfeit any future installments of the annual retainer.

    The directors may elect to receive all or a portion of their annual re-tainer in NCR stock instead of cash. In addition, the directors may choose to defer receipt of this stock (a) until he or she resigns or is no longer a di-rector, (b) until five or ten years after it is payable, or (c) in one to five equal annual installments, beginning either the year after the retainer is earned, or the year following the date of termination as a director.

    The Company maintains stock unit accounts based on NCR stock for deferred stock payments. Dividend payments on NCR stock equivalents, if any, will be reinvested in additional deferred stock units. Deferred stock payments may be paid in cash or in stock. A director who leaves the board prior to the date of payment of deferred stock units may elect, prior to termination, to convert the deferred stock units to a deferred cash account.

    Upon joining the board, each of the non-employee directors receives an initial grant of NCR common stock with a value equal to $60,000. These direc-tors have the option of receiving this stock immediately or deferring receipt in the same manner available for deferring their annual retainer; however, these deferred stock accounts are paid only in stock. If deferred, a stock unit account is maintained for each participating director.

    In addition, NCR also pays a portion of director compensation in stock op-tions. Each non-employee director receives stock option grants effective on the date of the annual meeting. The options have an exercise price of the fair market value of the stock on the grant date and are fully vested on the grant date. In 1999, the non-employee directors received options for 5,000 shares of NCR common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

    All executive officers and directors of the Company timely filed the re-ports required under Section 16(a) of the Securities Exchange Act of 1934, as amended, during 1999, except that one Form 4 reporting a single transaction was filed late for each of Messrs. Davis, Cronin, Eisenman, Enneking, Hoak, Hurd, Loof and Nyberg.

 DIRECTORS' PROPOSAL TO APPROVE THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP
               AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR 2000
                            (Item 2 on Proxy Card)
-------------------------------------------------------------------------------

    Upon the recommendation of the Audit and Finance Committee, which is com-posed entirely of independent directors, the board appointed
PricewaterhouseCoopers LLP as NCR's independent accountants for 2000. The board engaged PricewaterhouseCoopers to audit NCR's consolidated financial statements and to perform certain other non-audit services.

    PricewaterhouseCoopers has been the Company's independent accounting firm for many years and is a leader in providing audit services to the high tech-nology industry. Given PricewaterhouseCoopers' experience, global presence, and quality audit work in serving the Company, the board believes they are qualified to serve as NCR's independent accountants. The board is asking you to approve this appointment.

    PricewaterhouseCoopers representatives will be at the annual meeting to answer questions and they may also make a statement.

    The board recommends that you vote FOR this proposal. If the stockholders do not approve this proposal, the Audit and Finance Committee and the Board of Directors may, but are not required to, reconsider the appointment. Proxies solicited by the Board of Directors will be voted FOR this proposal, unless you specify otherwise in your proxy.

    The following performance graph and report of the board's Compensation Committee shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Ex-change Act of 1934, except to the extent we specifically incorporate this in-formation by reference into such filing.

                               PERFORMANCE GRAPH
-------------------------------------------------------------------------------

    The following graph compares the relative investment performance of NCR stock, the Standard & Poor's 500 Stock Index, and the Standard & Poor's Tech-nology Sector Index. This graph covers the period of time from the spinoff of NCR from AT&T on December 31, 1996, through December 31, 1999.

                              [PERFORMANCE GRAPH]

                         12/31/96 6/30/97 12/31/97 6/30/98 12/31/98 6/30/99 12/31/99
                         -------- ------- -------- ------- -------- ------- --------
NCR..................... $100.00  $ 88.10 $ 82.71  $ 96.65 $124.16  $145.17 $112.64
S&P 500................. $100.00  $120.61 $133.37  $156.99 $171.48  $192.71 $207.56
S&P Technology Sector... $100.00  $122.75 $126.04  $164.86 $217.99  $271.91 $381.91

-----------
(1) In each case, assumes a $100 investment on December 31, 1996, and rein-vestment of all dividends, if any.
(2) Upon the spinoff of NCR from AT&T on December 31, 1996, NCR's stock was trading on the New York Stock Exchange on a when-issued basis. On January 2, 1997, NCR stock began open public trading on the New York Stock Ex-change.

         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
-------------------------------------------------------------------------------

    The Compensation Committee of the Board of Directors, which consists en-tirely of independent outside directors (the "Committee"), reviews and ap-proves the Company's total compensation philosophy and programs covering exec-utive officers and key management employees. The Committee reviews the perfor-mance levels of executive officers and determines the annual base salaries and both cash and equity incentive awards to be paid.

Guiding Principles

    The Company's compensation and benefit programs are designed to attract and retain the best people in the industry. These programs are also intended to recognize corporate, business unit, individual, and team performance through the use of incentives, including equity-based incentives, that reward for the creation of stockholder value and the achievement of key financial, strategic, individual, and team objectives.

Compensation Philosophy

    The Committee relates total compensation levels for the Company's execu-tive officers to the total compensation paid to similarly situated executives of a peer group of companies (the "Peer Group") with which the Company com-petes for customers and executive talent. To form a basis of comparison, NCR selects the Peer Group under an outside consulting firm's counsel. The Peer Group consists of corporations with similar performance characteristics, in-cluding industry and technology emphasis. Some of these companies are also in-cluded in the S&P Technology Sector Index found under the caption "Performance Graph" above.

    Total compensation is targeted to approximate the median of the Peer Group. However, because of the performance-oriented nature of the incentive programs, total compensation may exceed market norms when the Company's targeted performance goals are exceeded. Likewise, total compensation may lag the market when performance goals are not achieved.

    The Committee will also review the Company's longer term performance as compared to the average performance of the Peer Group, and take such relative performance into account in determining future compensation levels where ap-propriate.

    The key components of the compensation program for executive officers are base salary, annual incentive compensation, and long-term incentives.

Base Salary

    Salaries for executive officers are determined by the Committee annually, based on review of each executive's level of responsibility, experience, ex-pertise, and sustained corporate, business unit, and individual performance.

Annual Incentive Compensation

    Executive officers participate in the NCR Management Incentive Plan for Executive Officers and are eligible to receive annual cash incentive awards if certain specified objectives are met. Awards for 1999 were based on financial measures of net income, operating income, operating income after capital charge and revenue growth, as well as discretionary objectives that varied by work groups. These measures were weighted depending upon the executive offi-cer's area of responsibility. On balance, achievement of compensation objec-tives was below target for 1999, although two business units were above tar-get.

Long-Term Incentives

    Long-term incentives for 1999 consisted of stock option grants under the NCR Management Stock Plan. The Committee believes that this type of incentive compensation aligns management's interests with the interests of stockholders.

    Each executive officer is eligible to receive an annual grant of stock op-tions with an exercise price equal to the fair market value of the stock on the grant date. These awards are granted as a part of the executive's total compensation and reviewed accordingly with our Peer Group market results.

Compensation of Chairman and Chief Executive Officer

    Mr. Nyberg participates in the same executive compensation plans that cover the other executive officers, determined according to the same compensa-tion philosophy and principles. For 1999, Mr. Nyberg's annual incentive award under the NCR Management Incentive Plan was based on NCR's performance against the following measures: net income, operating income after capital charge and revenue growth, with a discretionary component, tied to achievement of per-sonal objectives. Mr. Nyberg's 1999 award under this plan was based on the Company missing its objectives under the compensation plan for these financial measures. Mr. Nyberg's stock option award was established based on a review of competitive market data.

    AT&T made an agreement with Mr. Nyberg prior to NCR's spinoff, defining selected parts of his compensation. Pursuant to commitments under this agree-ment, Mr. Nyberg re-ceived the following in 1999: a completion bonus and a re-enlistment bonus.

    Mr. Nyberg also received a special retention stock option grant that will vest only if he remains employed by the Company until July 15, 2002.

Policy on Qualifying Compensation for Deductibility

    The Company's policy with respect to the deductibility limit of Section 162(m) of the Internal Revenue Code generally is to preserve the federal income tax deductibility of compensation paid when it is appropriate and is in the best interests of the Company and its stockholders. However, the Company re-serves the right to authorize the payment of nondeductible compensation if it deems that is appropriate.

Dated: February 3, 2000

                                                     The Compensation Committee:
                                                     Ronald A. Mitsch, Chair
                                                     David R. Holmes
                                                     Linda Fayne Levinson

                            EXECUTIVE COMPENSATION
-------------------------------------------------------------------------------

 The following tables present certain compensation information for our Chair-man and Chief Executive Officer and for the Company's most highly compensated executive officers who held these positions during the year ended December 31, 1999. Each of these five individuals is sometimes referred to as a "Named Ex-ecutive."

                          Summary Compensation Table

                                          Annual Compensation         Long-Term Compensation
                                        ----------------------  ----------------------------------
                                                                        Awards(1)          Payouts
                                                                -------------------------  -------
                                                         Other                 Securities             All
                                                        Annual  Restricted     Underlying            Other
                                                        Compen-   Stock         Options/    LTIP    Compen-
             Name and                   Salary          sation    Awards          SARs     Payouts  sation
        Principal Position         Year    $    Bonus $  $(2)      $(3)           #(4)        $      $(5)
------------------------------------------------------------------------------------------------------------
  Lars Nyberg
  Chairman of the Board,           1999 994,154 477,700 62,998          0      350,000(4a)    --   5,982,453
  Chief Executive Officer, and     1998 991,888 665,704 78,836          0      154,515(4b)    --     523,532
  President                        1997 873,862 129,500 98,581    129,500(3a)  254,296(4c)    --     536,252
                                                                5,000,000(3b)
------------------------------------------------------------------------------------------------------------
  David Bearman                    1999 413,538 144,206  2,940          0       52,500(4a)    --       6,250
  Senior Vice President and Chief  1998 129,231  55,667 29,900  2,000,000(3c)  126,876(4d)    --     300,000
  Financial Officer (6)            1997     --      --     --         --              --      --         --
------------------------------------------------------------------------------------------------------------
  William Eisenman                 1999 381,155 137,334  5,100          0       82,500(4a)    --      87,635
  Senior Vice President            1998 364,237 105,287  5,518          0       50,000(4b)    --       6,000
  Worldwide Customer Services      1997 301,351  10,850  4,997     21,700(3a)   59,904(4c)    --       8,508
------------------------------------------------------------------------------------------------------------
  Tony Fano                        1999 367,224 272,930  4,500          0       45,000(4a)    --       4,676
  Senior Vice President            1998 332,416 208,802  4,888          0       26,667(4b)    --       4,651
  Retail Solutions Group           1997 308,659  10,850 12,369     21,700(3a)   53,026(4c)    --       6,044
------------------------------------------------------------------------------------------------------------
  Mark Hurd                        1999 348,846 252,597  5,159          0       90,000(4a)    --       6,250
  Senior Vice President            1998 262,893  63,332  4,565     35,895(3d)   16,500(4b)    --       6,052
  Teradata Solutions Group (7)     1997 236,883   6,671  5,945     13,399(3a)   26,259(4c)    --      32,665


 (Footnotes follow on next page.)

-----------
(1) The amounts shown in the column "Restricted Stock Awards" represent the dollar value of such awards on the date originally granted. The amounts shown for stock options represent the number of shares of NCR common stock underlying such options.
(2) The amounts shown include (a) dividend equivalents paid with respect to long-term restricted stock units and performance shares relating to awards under AT&T plans prior to the end of the three-year performance period,
    (b) tax payment reimbursements, and (c) the value of certain personal ben-efits and perquisites, including a relocation reimbursement of $29,900 to Mr. Bearman in 1998. In accordance with SEC rules, perquisites and per-sonal benefits have been omitted when such compensation is the lesser of $50,000 or 10% of the Named Executive's salary and bonus for that year.
(3) In December 1997, the Compensation Committee discontinued the NCR Long
    Term Incentive Program (the "LTIP"), a program offered under the NCR Man-agement Stock Plan. Therefore, no restricted stock unit awards were made under this plan for performance in 1999 or 1998. The amounts shown in 1998 and 1997 represent the dollar value of restricted stock awards on the date of grant. These awards were granted under the NCR Management Stock Plan.
    On December 31, 1999, the aggregate value of the unvested restricted stock awards granted to each of the Named Executives (including any NCR replacement awards for AT&T restricted stock awards that were converted at spinoff) was as follows: Mr. Nyberg, 7,980 shares ($302,243); Mr. Bearman, 58,111 shares ($2,200,954); Mr. Eisenman, 681 shares ($25,793); Mr. Fano,
    681 shares ($25,793); and Mr. Hurd, 4,668 shares ($176,801). These amounts are based on a stock price of $37.875 per share as of the close of business on December 31, 1999. The restricted stock awards are described in further detail in notes 3(a) through 3(d) below.
(a) In February 1998, NCR's Compensation Committee granted performance-based awards of NCR restricted stock units under the LTIP. These awards were based on performance objectives in 1997 and are payable in the first quar-ter of 2000 after a three-year cycle ending in 1999. Participating Named Executives each received the following number of restricted stock units under this award: Mr. Nyberg--4,059, Mr. Eisenman--681, Mr. Fano--681, Mr. Hurd--420. Awards are distributed as common stock, or as cash equal to the value of the underlying shares, or partly in common stock and partly in cash as directed by the Named Executive. Dividend equivalents, if any, on these awards are paid in cash.
(b) In January 1997, NCR granted Mr. Nyberg a special award of 149,533 re-stricted shares of NCR stock under a letter agreement with AT&T, dated
    June 7, 1996. This award became fully vested in October 1999.
(c) In September 1998, NCR granted Mr. Bearman a special award of 77,482 re-stricted shares of NCR stock under the terms of an offer letter, dated Au-gust 5, 1998, from NCR to Mr. Bearman, described more fully below under the caption "Employment Agreements and Change in Control Arrangments."
    This award will vest in four equal annual installments ending September 1, 2002, provided Mr. Bearman is still employed by NCR on such dates; except that the award will vest immediately if Mr. Bearman's employment with the Company is terminated involuntarily other than for cause. Dividends, if any, on such shares are reinvested in additional shares of restricted stock.
(d) In February 1998, Mr. Hurd received 1,125 restricted shares of NCR common stock under one of NCR's supplemental retirement plans (referred to below as the "Officer Plan II" under the caption "Pension Plans"). Dividends, if any, on any shares granted under the Officer Plan II are reinvested in ad-ditional shares of restricted stock. This award vests at age 55 provided Mr. Hurd is still employed by NCR as of that date, and become freely transferable at age 62.
(4) Amounts shown represent the aggregate number of shares of NCR common stock underlying the options on the date(s) originally granted.
(a) On January 4, 1999, NCR's Compensation Committee granted the Named Execu-tives management stock options under the NCR Management Stock Plan. Also under this plan, on July 15, 1999, the Compensation Committee granted Mr. Nyberg and Mr. Hurd options for 200,000 and 50,000 shares, respectively;
    and on August 19, 1999, granted Mr. Eisenman options for 30,000 shares.
(b) On February 18, 1998, NCR's Compensation Committee granted the Named Exec-utives management stock options under the NCR Management Stock Plan. In addition, on December 17, 1998, this committee also granted Mr. Nyberg op-tions for 75,000 shares of NCR stock under the NCR Management Stock Plan.
(c) On January 2, 1997, the Compensation Committee granted the Named Execu-tives options under three different programs. First, these executives re-ceived special turnaround spinoff grants under the NCR Management Stock Plan. Second, the Named Executives received management stock option grants under the NCR Management Stock Plan. Third, each Named Executive received options under the NCR WorldShares Plan as part of a company-wide grant to employees in connection with the achievement of certain performance goals in 1996. The aggregate number of shares of NCR common stock underlying the turnaround, management, and WorldShares options is listed in the table for 1997.
(d) On September 1, 1998, the Compensation Committee granted Mr. Bearman op-tions for 126,876 shares of NCR common stock under the terms of the August 5, 1998 offer letter he received from NCR.
(5) The Company provides the Named Executives with certain group life, health, medical, and other non-cash benefits generally available to all salaried employees and not included in this column in accordance with the SEC's rules. The amounts shown in this column include the following:
    . Payments to Mr. Nyberg under certain letter agreements between Mr.
      Nyberg and NCR and Mr. Nyberg and AT&T. For a summary of the letter agreements with Mr. Nyberg, see the caption "Employment Agreements and Change in Control Arrangements" below. In 1999, under a June 7, 1996 letter agreement with AT&T, Mr. Nyberg received $3,875,000 for a lump-sum completion bonus and $2,000,000 for a special re-enlistment bonus.
    . Insurance premium payments to Mr. Nyberg for a split-dollar life insurance policy. In 1999, this payment was $101,419.
    . Payment to Mr. Eisenman of an $81,635 special bonus that must be re-paid to the Company if he voluntarily terminates his employment with NCR prior to July 31, 2000.
    . Matching contributions by the Company to the NCR Savings Plan for participating Named Executives. In 1999, NCR's matching contributions were $6,034, $6,250, $6,000, $4,676 and $6,250 for Messrs. Nyberg, Bearman,
      Eisenman, Fano, and Hurd respectively.
(6) Mr. Bearman joined NCR as its Senior Vice President and Chief Financial Officer on September 1, 1998.
(7) Mr. Hurd was promoted to Senior Vice President, National Accounts Solu-tions Group, on November 12, 1998, a position which he held until being assigned to his current position on October 25, 1999.

                             Option Grants In 1999

                                            Individual Grants
                           ------------------------------------------------------
                                         Percent
                                           of
                           Number of      Total                          Grant
                             Shares      Options                          Date
                           Underlying    Granted  Exercise              Present
                            Options        to      Price    Expiration   Value
           Name            Granted (#)  Employees ($/Share)    Date     ($) (4)
           ----            ----------   --------- --------  ---------- ----------
Lars Nyberg...............  150,000(1)    3.78%   41.5000    1/04/09   $2,662,616
                            200,000(2)    5.04%   51.6250    7/15/09   $4,534,258
David Bearman.............   52,500(1)    1.32%   41.5000    1/04/09   $  917,916
William Eisenman..........   52,500(1)    1.32%   41.5000    1/04/09   $  917,916
                             30,000(3)     .75%   43.9375    8/19/09   $  583,222
Tony Fano.................   45,000(1)    1.13%   41.5000    1/04/09   $  786,785
Mark Hurd.................   40,000(1)     1.0%   41.5000    1/04/09   $  699,364
                             50,000(2)    1.26%   51.6250    7/15/09   $1,133,564

-----------
(1) These are management options for NCR common stock under the NCR Management Stock Plan. They become exercisable in 33 1/3% increments over three years, provided the officer is still employed by NCR, with certain exceptions in the case of death, disability, or retirement.
(2) These are special options for NCR common stock under the NCR Management Stock Plan that become exercisable after three years, provided the officer is still employed by NCR, with certain exceptions in the case of death, disability, or retirement.
(3) These are special options for NCR common stock under the NCR Management Stock Plan that become exercisable on February 1, 2001, provided that Mr. Eisenman is still employed by NCR at that time, with certain exceptions in the case of his death or disability.
(4) In accordance with SEC rules, we chose the Black-Scholes option pricing model to estimate the present value of the options on the grant date. NCR's use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option valuation models, including the Black-Scholes model, require certain assumptions to be made. The following as-sumptions were made for purposes of calculating the present values of the options listed in footnote 1 above: volatility at 40%, dividend yield at 0%, an expected term of 5 years, and interest rate of 4.56%. These assump-tions also apply to the options granted to Messrs. Nyberg, Eisenman and Hurd listed in footnotes 2 and 3 above; however, the interest rate assump-tion for such grants was 5.61% for the grants to Messrs. Nyberg and Hurd and 5.81% for the grant to Mr. Eisenman. The real value of the options in this table depends upon the actual performance of the NCR stock underlying the options during the applicable period.

            Aggregated Option Exercises in 1999 and Year-End Values

                                                      Unexercised    Value of
                                                      Options at   In-the-Money
                                                         Year       Options at
                                    Shares              End (#)     Year End ($)
                                   Acquired          ------------- -------------
                                      on     Value   Exercisable/  Exercisable/
                                   Exercise Realized Unexercisable Unexercisable
             Name(1)                 (#)      ($)         (2)           (3)
             -------               -------- -------- ------------- -------------
Lars Nyberg.......................    --       --       787,799     $1,277,216
                                                        663,208     $  548,647
David Bearman.....................    --       --        42,292     $  510,147
                                                        137,084     $1,020,295
William Eisenman..................    --       --       126,856     $  569,978
                                                        135,223     $  265,318
Tony Fano.........................    --       --       134,393     $  767,436
                                                         78,728     $  157,208
Mark Hurd.........................    --       --        50,676     $  225,566
                                                        109,125     $   90,537

-----------
(1) None of the individuals in this table has stock appreciation rights.
(2) This column includes both options granted before and after the spinoff from AT&T. Options granted before the spinoff were granted with respect to AT&T common stock. To the extent these options were outstanding on Decem-ber 31, 1996, they were replaced on January 2, 1997, with options for shares of NCR stock based on a conversion formula to preserve the economic value of the options at the time of the spinoff.
(3) The value of in-the-money options is calculated as the difference between the closing market price of NCR common stock underlying the NCR stock op-tions as of December 31, 1999 ($37.875) and the exercise price of the op-tion.

Pension Plans

    The Company maintains a number of pension plans as part of the compensa-tion and benefits it provides to its employees and executive officers. The plans covering NCR's Named Executives are summarized below.

    If Messrs. Nyberg, Bearman, Eisenman, Fano, and Hurd continue in their current positions and retire at age 62, the estimated annual pensions payable to them from NCR's pension plans would be $981,030, $208,769, $369,600, $409,566, and $468,840, respectively. These amounts are straight-life annuity amounts although other optional forms of payment, some with reduced pensions, are available.

    Certain of NCR's nonqualified executive pension plan benefits are sup-ported by a benefits trust, the assets of which are subject to the claims of NCR's creditors. In addition, except for the Officer Plan II (as defined be-low), benefits under NCR's pension plans are not subject to reductions for So-cial Security benefits or other offset amounts.

The NCR Pension Plan:

    The Company has a non-contributory pension plan called the NCR Pension Plan which covers all employees based in the U.S., including Messrs. Nyberg, Bearman, Eisenman, Fano, and Hurd. The NCR Pension Plan pays a monthly pension benefit and a PensionPlus benefit. These benefits vest after five years of service or reaching age 65. The monthly pension benefit begins at age 62, or may be started between age 55 and 62 in a reduced amount. The PensionPlus ben-efit may be taken as a lump sum after termination of employment, or may be used to increase the monthly pension benefit.

    The monthly pension benefit is computed by multiplying the following three items: (1) the participant's years of service with the Company, (2) a factor between 1.4% and 1.7%, depending on the participant's total years of service, and (3) the participant's modified average pay. Modified average pay is the average annual base pay and bonus received during a participant's career, with an adjustment to update pay for earlier years when earnings typically were less.

    The PensionPlus benefit is computed as an account balance, although the account is for bookkeeping purposes only. The plan credits a participant's ac-count with 1 1/2% of base pay and bonus, as well as interest credits on the account balance.

The NCR Nonqualified Excess Plan:

    Federal laws limit the amount of pay that may be considered under the NCR Pension Plan. The Company makes up the difference for senior managers with the NCR Nonqualified Excess Plan. The excess plan pays the additional pension ben-efits that would be paid under the NCR Pension Plan if the federal pay limits were not in effect. Messrs. Nyberg, Bearman, Eisenman, Fano, and Hurd are cov-ered by the excess plan.

NCR Mid-Career Hire Supplemental Pension Plan:

    NCR also maintains the NCR Mid-Career Hire Supplemental Pension Plan. This plan covers employees, including Mr. Bearman, who are hired by NCR for the first time at age 35 or over at specified management levels, and who terminate with at least five years of service at specified levels. The benefit is 1% of an-nual pay for each year worked for NCR, up to a maximum equal to the number of years between age 30 and the age on the date of hire with NCR.

Supplemental Retirement Plans:

    The Company also has two supplemental retirement plans for senior manag-ers. The NCR Senior Executive Retirement, Death & Disability Plan (the "Offi-cer Plan I") covers officers appointed before November 30, 1988, including Messrs. Eisenman and Fano. The Retirement Plan for Officers of NCR (the "Offi-cer Plan II") covers senior managers appointed to specified executive levels after November 30, 1988, including Messrs. Nyberg, Bearman, and Hurd.

    The Officer Plan I pays monthly benefits of 4% of the final average monthly pay per year of a participant's service with the Company (up to a max-imum of 15 years). Final average monthly pay is the participant's highest con-secutive 36 months of pay in the last six years of employment, including sala-ry, annual bonus, and 50% of certain long-term incentive awards. The pension begins at age 62, or may be started between age 55 and 62 in a reduced amount. The benefit is offset by the participant's Social Security primary insurance amount and any retirement or disability benefits paid under other NCR plans. The plan also pays disability and death benefits.

    Before January 1, 1997, the Officer Plan I contained a change-in-control provision that was triggered when NCR's stockholders approved the merger of NCR with a wholly-owned subsidiary of AT&T in 1991. Messrs. Eisenman and Fano are entitled to benefits under the Officer Plan I that are enhanced by this change-in-control provision. The enhancement includes an additional five years of service, a guaranteed minimum pay for computing the pension, and the abil-ity to begin receiving the pension at any time after age 50, with a more fa-vorable reduction for early retirement.

    The Officer Plan II pays monthly benefits of 2.5% of career average monthly pay for service after becoming a plan participant. The pension begins at age 62, or may be started between age 55 and 62 in a reduced amount. The benefit is offset by the participant's retirement or disability benefits paid under other NCR plans except for the NCR Mid-Career Hire Supplemental Pension Plan. No benefit is payable if a participant terminates employment during the first year covered by the plan. No benefit is payable if a participant termi-nates employment before age 55, other than by death, with less than 10 years of NCR service. However, a participant will be entitled to plan benefits if employment is terminated after a change in control, as described in the NCR change in control severance plans (see the description of those plans under "Employment Agreements and Change in Control Arrangements"). The Officer Plan II also pays death benefits. Prior to 1997, participants in the Officer Plan II received annual awards of NCR restricted stock with a face value equal to 15% of base salary. The restricted stock vests at age 55, if the participant is employed with NCR until then, and becomes freely transferable at age 62.

Employment Agreements and Change in Control Arrangements

Agreements with Messrs. Nyberg and Bearman:

    When NCR spunoff from AT&T at the end of 1996, the Company assumed liabil-ity under three letter agreements already in effect between Mr. Nyberg and AT&T. The terms of two of the letter agreements were fulfilled prior to 1999. Under the third agreement, executed in 1996, Mr. Nyberg received a bonus of $3,875,000 on June 1, 1999, because he continued his employment until that date. Mr. Nyberg also received a bonus of $2,000,000 on June 1, 1999, because he and the Company agreed to an employment contract for at least an additional two-year period. Both of these bonuses were paid from a rabbi trust that was required by the 1996 letter agreement. And finally, as provided by the 1996 letter agreement, a grant of options and an award of restricted stock (each valued at $5,000,000 on the date of grant) vested on September 1, 1999, be-cause Mr. Nyberg continued his employment until that date.

    The Board of Directors entered into a new employment agreement with Mr. Nyberg effective June 1, 1999. This letter agreement provides for Mr. Nyberg's employment with the Company for a three-year period, through May 31, 2002. The 1999 agreement renews automatically each year for an additional one-year term unless the Board or Mr. Nyberg gives at least 90 days prior notice. The 1999 agreement sets Mr. Nyberg's base salary and bonus opportunity under the NCR Management Incentive Plan, and extends his change in control agreement through May 31, 2002 (see discussion of this agreement below).

    Under the 1999 agreement, Mr. Nyberg will receive severance benefits if his employment with the Company is terminated as a result of involuntary ter-mination without cause, or voluntary termination for good reason, and he signs a release of all employment-related claims against the Company. In that event, the severance benefits would include (a) severance pay equal to the base pay that would be payable through May 31, 2002, or for two years after the date of termination, if greater, (b) payment of two times the target bonus under the NCR Management Incentive Plan, or the actual cash pay-ment for the preceding calendar year if greater, plus a pro-rated amount for the portion of the bonus earned in the year of termination prior to the termi-nation date, (c) continued medical insurance coverage for Mr. Nyberg and his eligible dependents until May 31, 2002, or two years after the date of termi-nation, if longer, (d) life insurance and accidental death and dismemberment coverage for Mr. Nyberg at two times base pay, until May 31, 2002, or two years after the date of termination, if longer, and (e) continued financial counseling through the calendar year following the year in which termination occurs.

    The severance benefits under the 1999 agreement will not be paid if Mr. Nyberg is entitled to severance benefits under his change in control agree-ment. The severance benefits also will not be paid if Mr. Nyberg, during em-ployment with the Company or within the 18 month period after termination of employment, either (a) works for a competitor of NCR, (b) encourages exempt employees of the Company to leave their employment, (c) solicits business with the Company's customers, or (d) discloses Company proprietary information.

    Mr. Bearman received an offer letter when he joined the Company in 1998. The offer letter, dated August 5, 1998, specified his starting base salary and bonus opportunity under the NCR Management Incentive Plan, and his eligibility for annual option grants, employee benefit plans and retirement plans as rou-tinely provided to officers at his level. Pursuant to the letter, Mr. Bearman also received a $300,000 sign-on bonus and initial awards of stock options and restricted stock, that in part compensated him for lost opportunity for equity incentives with his former employer. His initial stock option grant had a face value of $3,275,000 on the date of grant, and vests over three years. His re-stricted stock award had a face value of $2,000,000 on the date granted, and vests over four years, except that the award will vest immediately if Mr. Bearman's employment with the Company is terminated involuntarily other than for cause.

Change in Control Arrangements:

    NCR has a Change in Control Severance Plan for Execu-tive Officers. This plan, which terminates December 31, 2002, provides that executives officers may receive severance benefits if their employment with NCR is terminated as a result of involuntary termination without cause, or voluntary termination for good reason during the three years following certain events (such as an acquisition, merger or liquidation of the Company). These events are called "triggering events." An executive officer may also receive these benefits upon voluntary termination for any reason during the thirteenth month following the month in which the triggering event occurs. The severance benefits include (a) severance pay equal to base pay for three years, (b) pay-ment of the target bonus under the NCR Management Incentive Plan for those three years, (c) reimbursement for any excise tax liability for the severance benefits under Internal Revenue Code Section 4999, (d) continued medical in-surance coverage for the officer and eligible dependents and continued life insurance coverage for the officer, (e) outplacement services, and (f) finan-cial counseling. In addition, the officer will be fully vested in any NCR stock options or other stock awards, and any accrued benefit under the Officer Plan II. The officer will no longer receive the severance pay if he or she be-comes employed by NCR or an unrelated company. If the officer dies while re-ceiving severance benefits, the benefits will continue to be paid to the offi-cer's estate.

    NCR also has a change in control agreement with Mr. Nyberg that contains the same terms as the change in control plan for the executive officers. How-ever, the severance payments for Mr. Nyberg also include payment of target long-term incentive bonuses for the severance pay period. Mr. Nyberg's change in control agreement terminates December 31, 2002.

                                 OTHER MATTERS
-------------------------------------------------------------------------------

    The Board of Directors does not know of any matters that will be brought before the annual meeting other than those listed in the notice of meeting. If any other matters are properly introduced at the meeting for consideration, including consideration of a motion to adjourn the meeting to another time or place, the individuals named on the enclosed form of proxy will have discre-tion to vote in accordance with their best judgment.

                            ADDITIONAL INFORMATION
-------------------------------------------------------------------------------

Cost of Proxy Solicitation

    We will pay the expenses of soliciting proxies in connection with the an-nual meeting. Proxies may be solicited on our behalf through the mail, in per-son, by telephone, electronic transmission, or facsimile transmission. We have hired Georgeson Shareholder Communications, Inc., to assist in the solicita-tion of proxies, at an estimated cost of $17,000, plus reimbursement of rea-sonable out-of-pocket expenses.

    In accordance with the SEC and the New York Stock Exchange rules, NCR will also reimburse brokerage houses and other custodians, nominees, and fiducia-ries for their expenses of sending proxies and proxy materials to the benefi-cial owners of NCR common stock.

Procedures for Stockholder Proposals and Nominations

    Under NCR's Bylaws, nominations for director may be made only by (1) the Board of Directors or a committee of the board, or (2) a stockholder entitled to vote who has delivered notice to the Company within 90 to 120 days before the first anniversary of last year's annual meeting.

    Our Bylaws also provide that business may not be brought before an annual meeting unless it is (1) specified in the notice of meeting (which includes stockholder proposals that the Company is required to include in its proxy statement under SEC Rule 14a-8), (2) brought before the meeting by or at the direction of the board, or (3) brought by a stockholder entitled to vote who has delivered notice to the Company (containing certain information specified in the Bylaws) within 90 to 120 days before the first anniversary of last year's annual meeting. In addition, you must comply with SEC Rule 14a-8 to have your proposal included in the Company's proxy statement.

    A copy of the full text of the Company's Bylaws may be obtained upon written request to the Corporate Secretary at the address pro-vided above.

Stockholder Proposals for 2001 Annual Meeting

    Stockholders interested in presenting a proposal for consideration at NCR's annual meeting of stockholders in 2001 must follow the procedures found in SEC Rule 14a-8 and the Company's Bylaws. To be eligible for inclusion in the Company's 2001 proxy materials, all qualified proposals must be received by NCR's Corporate Secretary no later than November 9, 2000.

    The above notice and proxy statement are sent by order of the Board of Di-rectors.

                                                      Laura K. Nyquist

                                                      Corporate Secretary

Dated: March 10, 2000

                                  Detach Here

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -


                       2000 ANNUAL STOCKHOLDERS' MEETING
                           RESERVATION REQUEST FORM

    If you plan to attend the 2000 Annual Stockholders' Meeting of NCR Corpo-ration, please complete the following information and return to Laura K. Ny-quist, Corporate Secretary, NCR Corporation, 1700 South Patterson Blvd., Day-ton, Ohio 45479.

  Your name and address:           --------------------------------------------
                                   --------------------------------------------
                                   --------------------------------------------

  Number of shares of NCR
  common stock you hold:           --------------------------------------------

    If the shares listed above are not registered in your name, identify the name of the registered stockholder below and include evidence that you benefi-cially own the shares.

  Registered stockholder:          --------------------------------------------
  (name of your bank, broker,
  or other nominee)

                           THIS IS NOT A PROXY CARD

                       ANNUAL MEETING OF STOCKHOLDERS of

                                NCR CORPORATION

Co.#________                     April 27, 2000               Acct.#___________

                           -------------------------
                           PROXY VOTING INSTRUCTIONS
                           -------------------------

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card. NCR encourages you to use either of these cost-effective and convenient ways of voting.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
--------------------------------------------
Please call toll-free 1-800-PROXIES (1-800-776-9437) at any time and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET AT ANY TIME
-------------------------------
Please access the web page at www.voteproxy.com and follow the on-screen instructions. Have your control number available when you access the web page.

TO VOTE BY MAIL
---------------
Please date, sign and mail your proxy card in the envelope provided as soon as possible. If you are voting by telephone or the Internet, please do not mail your proxy card.

YOUR CONTROL NUMBER IS ______________________________________


                Please Detach and Mail in the Envelope Provided

A [X]   Please mark your             NCR's Board of Directors recommends a vote
        votes as in this                      "FOR" PROPOSALS 1 AND 2.
        example.

1. Election of               FOR ALL           WITHHOLD    CLASS A NOMINEES:
   Class A and B       nominees listed at      FROM ALL         Lars Nyberg
   Directors           right (except as        nominees         David R. Holmes
                    marked to the contrary)      [_]            James O. Robbins
                             [_]
                                                           CLASS B NOMINEE:
                                                                David Bohnett

2.  Approval of the appointment  of           FOR   AGAINST   ABSTAIN
    PricewaterhouseCoopers LLP as the         [_]     [_]       [_]
    Company's independent accountants for
    2000.

INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike out that nominee's name in the list at right.

                                 Voting Limitations on Other Side of Card   [_]

                              Discontinue Annual Report; Duplicate Account  [_]

Signature_______________________________     Date_____________

Signature_______________________________     Date_____________

NOTE: If you attend the meeting and decide to vote by ballot, your ballot will supersede this proxy. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which are you signing.

                            ELECTRONIC DISTRIBUTION

     If you would like to receive future ncr proxy statements and annual reports electronically, please visit http://www.investpower.com. Next, click on "Enroll to receive mailings via e-mail" to enroll. Please refer to the company number and account number on top of the reverse side of this card.



                         ANNUAL MEETING OF STOCKHOLDERS

     NCR's annual meeting of stockholders will be held at 9:30 a.m. on April 27, 2000, at NCR's World Headquarters Auditorium, 1700 S. Patterson Boulevard, Dayton, Ohio 45479. Please see your proxy statement for instructions should you wish to attend the meeting.



                                NCR CORPORATION
                         PROXY/VOTING INSTRUCTION CARD

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR NCR'S ANNUAL MEETING OF STOCKHOLDERS ON APRIL 27, 2000.

The undersigned stockholder of NCR Corporation, a Maryland corporation ("NCR"), hereby appoints Lars Nyberg, David Bearman, and Jon Hoak, and each of them, proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all shares of common stock of NCR that the undersigned is entitled to vote at NCR's Annual Meeting of Stockholders to be held in Dayton, Ohio, on April 27, 2000, and at any postponement or adjournment thereof, upon any matter that may properly come before the meeting, or any postponement or adjournment thereof, including the matters described in the accompanying proxy statement. This proxy also provides voting instructions to the trustee of the NCR Savings Plan and to the trustees and administrators of the benefit plans of Newcourt Credit Group Inc., or other companies, with respect to shares of NCR common stock the undersigned may hold under such plans for which the undersigned is entitled to vote at said meeting to the extent permitted by such plans and their trustees and administrators.

THE PROXIES OR THE TRUSTEES AND ADMINISTRATORS OF THE PLANS, AS THE CASE MAY BE, WILL VOTE YOUR SHARES IN ACCORDANCE WITH YOUR DIRECTIONS ON THIS CARD. IF YOU DO NOT INDICATE YOUR CHOICES ON THIS CARD, THE PROXIES WILL VOTE YOUR SHARES IN ACCORDANCE WITH THE DIRECTORS' RECOMMENDATIONS. IF YOU ARE AN NCR SAVINGS PLAN OR OTHER BENEFIT PLAN PARTICIPANT ENTITLED TO VOTE AT THE 2000 ANNUAL MEETING OF STOCKHOLDERS AND DO NOT INDICATE YOUR CHOICES ON THIS CARD, THOSE SHARES WILL BE VOTED BY THE TRUSTEES OF SUCH PLANS.

               (Continued and to be signed on the reverse side.)

Source: NCR Intranet Site (http://www.ncrnet.ncr.com)
Dates:  March 10, 2000 - April 26, 2000

                Important Information for Employee Stockholders

Employee stockholders are encouraged to use cost-effective methods to vote their proxy for NCR's 2000 Annual Meeting of Stockholders. You will be receiving shortly NCR's proxy statement and proxy card electronically or in the mail. This year, most stockholders will have the opportunity to vote their shares electronically via the Internet or by telephone. These voting methods are considerably less expensive for the Company than traditional voting by mail. In addition, you may be able to help reduce NCR's costs by electing to receive NCR's future proxy statements and annual reports electronically. You can help NCR save the cost of printing and mailing these documents by consenting to electronic delivery instead of receiving paper copies in the mail. For more details, click HERE.


Source: NCR Intranet Site (http://www.ncrnet.ncr.com/stock-info2.htm)
Dates:  March 10, 2000 - April 26, 2000

Attention employee stockholders:

If you are a "registered" stockholder (holding NCR stock in your own name) you can vote your proxy by accessing the Internet voting website at http://www.voteproxy.com. You will need the control number found on your proxy card to vote over the Internet. Registered stockholders can also consent to electronic delivery online at http://www.investpower.com. You can consent by clicking on "Enroll to receive mailings via e-mail" at this Internet site and completing the online consent form.

If you hold your NCR stock through Merrill Lynch under the Employee Stock Purchase Plan you can access http://www.proxyvote.com to vote electronically. You will need to use the control number provided with your proxy materials to vote electronically. You can also consent to electronic delivery of future proxy statements and annual reports for your stock by completing the enrollment form at the end of this Internet voting site.

Finally, if you hold your NCR shares in street name through a nominee (such as in a bank or brokerage account), you may receive similar instructions on how to vote electronically with your proxy statement. You should also check the instructions provided by your nominee on how to receive future proxy statements and annual reports electronically.

No matter how you hold your NCR stock, we strongly recommend that, if possible, you take advantage of these cost-saving opportunities by voting electronically and registering yourself for electronic delivery of future proxy statements and annual reports.

Source:  NCR News Digest (employee newsletter)
Date:    March 10, 2000

***ATTENTION EMPLOYEE STOCKHOLDERS:
Once again, employee stockholders are encouraged to use cost-effective methods to vote their proxy for NCR's 2000 Annual Meeting of Stockholders. You will be receiving shortly NCR's proxy statement and proxy card electronically or in the mail. This year, most stockholders will have the opportunity to vote their shares electronically via the Internet or by telephone. These voting methods are considerably less expensive for the Company than traditional voting by mail. In addition, you may be able to help reduce NCR's costs by electing to receive NCR's future proxy statements and annual reports electronically. You can help the Company save the cost of printing and mailing these documents by consenting to electronic delivery instead of receiving paper copies in the mail. If you hold your NCR stock in record name, please visit http://www.investpower.com and click on "Enroll to receive mailings via e-mail" to take advantage of this cost-saving opportunity.

An "NCR News Alert on the Annual Meeting" will be e-mailed to employees after the meeting to be held on April 27 at World Headquarters in Dayton. Because there will be very limited seating and parking at the meeting, Dayton-based employees are encouraged to read the Alert rather than attend the meeting.


Source:  E-mail to stockholders consenting to electronic delivery
Date:    March 10, 2000

The annual meeting of shareholders of NCR Corporation will be held on April 27, 2000 for shareholders of record as of February 14, 2000. You may vote XXX shares of NCR common stock as of the record date. Your control number to vote via the Internet at www.voteproxy.com or via telephone at 1-800-proxies (1-800-776-9437) is [11 digit number]. You may view the company's annual report at www.ncr.com/about_ncr/ir/annual_report99/ and proxy statement at www.ncr.com/about_ncr/ir/proxy_statement99.asp. You may also request printed copies of these materials by calling NCR Investor Relations at (937) 445-5905.

Note: There are no charges to you for these services, however, there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies. Such costs, if any, are your responsibility.

Source: Internet Proxy Voting site for registered stockholders
        (http://www.voteproxy.com)

American Stock Transfer & Trust Company's Internet Voting System allows you to vote your proxy SECURELY at your convenience.

Please enter your 11 digit control number: [       ]    [CLICK TO SUBMIT]

                                NCR Corporation

Meeting to be held on 04/27/2000 for shareholders of record as of 2/14/2000.

Proxy Voting Instructions:

Your Internet vote is subject to the same terms and conditions as indicated on your proxy card and authorizes the named proxies to vote according to your instructions at the annual meeting.

Please select one of the following options:

     [__] Vote all proposals in accordance with the Board of Directors' recommendations

     [__]  Vote each proposal individually

                                   [SUBMIT]

Please vote on each proposal by clicking on the box that indicates your vote for the proposal. When you have finished, click on the submit button. You may also vote for or withhold from all directors at one time by clicking the For All or Withhold From All button respectively.

          [__]  For All      [__]  Withhold From All

   Election of Directors                                   Ballot

Lars Nyberg (Class A nominee)                    [__] For       [__] Withhold

David R. Holmes (Class A nominee)                [__] For       [__] Withhold

James O. Robbins (Class A nominee)               [__] For       [__] Withhold

David Bohnett (Class B nominee)                  [__] For       [__] Withhold

   Proposal                                                Ballot

2. Approval of the appointment of                [__] For      [__] Against
   PricewaterhouseCoopers LLP as the             [__] Abstain
   Company's independent accountants for 2000.

[__]  I will be attending the annual meeting

                             [VOTE NOW]   [RESET]
                             --------------------

You voted for:

     [Names of Directors]


     [2. Approval of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for 2000.]

Please click cancel to revise your vote.

                                [OK]  [Cancel]
                                --------------

Thank you for voting with American Stock Transfer & Trust Company's Internet Voting System.

                  We have recorded your vote for the meeting.
        To receive confirmation please enter your email address below.

                             [enter email address]

To enroll in the NCR Corporation paperless annual report and proxy consent program, please click here. You will need the account number and company number listed on your proxy card.